Exhibit 99.1

CyrusOne Announces CEO Transition
Director David Ferdman, Company Co-founder and former CEO, to act as interim President & CEO
Bruce Duncan and Company to separate

Dallas, Texas, – July 28, 2021 – CyrusOne, a premier global data center REIT, today announced the appointment of company Director David (“Dave”) Ferdman, the Company’s co-founder and former CEO, as interim President & Chief Executive Officer effective immediately following the filing of CyrusOne’s Form 10-Q for the fiscal quarter ended June 30, 2021 (the “Transition Date”).  This appointment follows the Board of Directors separating with Bruce Duncan as President & Chief Executive Officer, and his resignation as a Director of the Company, effective on the Transition Date. Mr. Ferdman will serve until a successor is identified and will remain a member of the Board of Directors.

Lynn Wentworth, Chair of the CyrusOne Board, said, “Dave co-founded CyrusOne, was our CEO until 2010, and has remained continuously engaged with the Company in various roles, including serving on the Board of Directors since 2013.  As our Interim President & Chief Executive Officer, Dave brings to the team decades of industry experience, dynamic leadership, and a deep understanding of our business. We are confident Dave will lead our company forward towards achieving its plan and objectives during this transition period.  On behalf of the entire Board, I would like to thank Bruce Duncan for his leadership over the past year, and we wish him well in his future endeavors.”

“CyrusOne is a world-class organization with a track record of delivering flexible, reliable, and scalable data center solutions for our customers in key digital gateway markets in the United States and Europe” said Dave Ferdman, interim President & CEO, CyrusOne. “I look forward to working with our team as we execute on our plan and create shareholder value, while working with the Board to evaluate potential successors.”

As announced, the company will hold its second quarter 2021 results conference call at 11:00 AM Eastern Time (10:00 AM Central Time) on Thursday, July 29, 2021. Dave Ferdman and Katherine Motlagh, Chief Financial Officer, will review the company’s financial performance for the period.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a premier global REIT specializing in design, construction and operation of more than 50 high-performance data centers worldwide. The company provides mission-critical facilities that ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies. A leader in hybrid-cloud and multi-cloud deployments, CyrusOne offers colocation, hyperscale, and build-to-suit environments that help customers enhance the strategic connection of their essential data infrastructure and supporting achievement of sustainability goals. CyrusOne data centers offer world-class flexibility, enabling clients to modernize, simplify, and rapidly respond to changing demand. Combining exceptional financial strength with a broad global footprint, CyrusOne provides customers with long-term stability and strategic advantage at scale.

Safe Harbor Note

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. All statements, other than statements of historical facts, are statements that could be deemed forward- looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. More information on these risks and uncertainties and other potential factors that could affect the Company’s business and financial results is included in CyrusOne’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

# # #

Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com